UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

Eaton Center Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 523-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. At a meeting held on February 21, 2012, the Compensation and Organization Committee of the Board of Directors of the registrant (the “Committee”) established corporate performance criteria that will be used to determine the aggregate maximum amount of 2012 incentive compensation awards under the Senior Executive Incentive Compensation Plan (the “Plan”). The Plan participants consist of the Chief Executive Officer and those officers reporting directly to him. At the same meeting, the Committee established 2012 individual participant percentages of the aggregate incentive amount, corporate performance goals and individual incentive target amounts. Under the Plan, the Committee may use its discretion to reduce an individual participant’s share of the aggregate maximum amount based on the results under the corporate performance goals and individual performance ratings. For 2012, the aggregate maximum amount has been set by the Committee equal to 2% of the registrant’s 2012 net income, and the corporate performance goals established by the Committee for 2012 are specific Cash Flow Return on Gross Capital and Earnings Per Share targets, weighted equally. The individual percentage shares of the aggregate maximum amount for the currently serving executive officers who were named in the summary compensation table of the registrant’s 2011 Proxy Statement (the “Named Executive Officers”) and who will participate in the Plan in 2012, range from 13% to 25%. Participants in the Plan are not eligible to participate in the registrant’s Executive Incentive Compensation Plan (the “EIC Plan”), which covers the remaining officers and approximately 2,000 other employees of the registrant.

2. Also on February 21, 2012, the Committee approved grants and established individual targets for the 2012-2015 Award Period under the long-term Executive Strategic Incentive Plan (the “ESIP”). The aggregate amounts at target for the Named Executive Officers who will participate in the 2012-2015 Award Period range from $1,000,000 to $4,250,000. Awards are expressed in the form of phantom common share units, although payouts, if any, will be made in cash, unless the participant has elected to defer receipt of such payment. On February 22, 2012, the Committee established corporate performance objectives for the 2012-2015 Award Period under the ESIP, consisting of specific Cash Flow Return on Gross Capital and Earnings Per Share targets. The actual amount of the payments will depend upon the performance of the registrant against these targets and the market value of the registrant’s common shares. The registrant has maintained the ESIP for many years in order to provide key senior executives with incentives to achieve demanding long-term corporate objectives and in order to attract and retain executives of outstanding ability.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation

Date: February 24, 2012	By:	/s/ R. H. Fearon
R. H. Fearon Vice Chairman and Chief Financial and Planning Officer